Exhibit 99.1

July 26, 2023

Press Release

Source:	Farmers National Banc Corp.

Kevin J. Helmick, President and CEO

20 South Broad Street, P.O. Box 555

Canfield, OH 44406

330.533.3341

Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. REPORTS

RESULTS FOR SECOND QUARTER OF 2023

•	Earnings per diluted share of $0.40 ($0.41 excluding certain items, non-GAAP) for the second quarter of 2023

•	162 consecutive quarters of profitability

•	Additional FHLB borrowing capacity of $707.8 million as of June 30, 2023

•	Uninsured deposits (excluding collateralized deposits) are approximately 15.0% of customer deposit base

•	Available for sale securities not pledged totaled $290.0 million at June 30, 2023

•	Efficiency ratio of 56.3%, or 55.3% excluding certain items, non-GAAP, for the second quarter of 2023

•	Return on average assets of 1.18% for the second quarter of 2023

•	ROAE and ROATE (non-GAAP) of 16.1% and 33.6%, respectively, for the second quarter of 2023

CANFIELD, Ohio (July 26, 2023) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) reported today net income of $15.0 million, or $0.40 per diluted share, for the three months ended June 30, 2023, compared to $16.0 million, or $0.47 per diluted share, for the three months ended June 30, 2022. Net income for the second quarter of 2023 included pretax items of $442,000 for acquisition related costs and combined net gains of $6,000 on the sale of securities and the sale of other assets. Excluding these items (non-GAAP), net income for the second quarter of 2023 would have been $15.3 million, or $0.41 per diluted share.

Kevin J. Helmick, President and CEO, stated “As we navigate an extremely fluid banking landscape, we will continue to focus on prudent expense management, growing revenue, and maintaining a strong balance sheet, while supporting our communities and investing in our growth strategies. We believe this approach will drive long-term shareholder value as we emerge from this challenging period a stronger and more profitable company,” concluded Mr. Helmick.

Balance Sheet

The Company’s total assets were $5.07 billion at June 30, 2023 compared to $5.11 billion at March 31, 2023 and $4.08 billion at December 31, 2022. The increase from December was primarily due to the acquisition of Emclaire Financial Corp. (“Emclaire”) which added $1.05 billion in assets in the first quarter of 2023. Gross loans (excluding loans held for sale) have increased by $750.5 million since December 31, 2022 and $2.9 million since March 31, 2023. Emclaire was responsible for $740.7 million of the increase in loans since December 31, 2022.

Securities available for sale were $1.32 billion at June 30, 2023, compared to $1.36 billion at March 31, 2023, and $1.27 billion at December 31, 2022. The increase since December is due to the addition of $127.0 million in available for sale securities from Emclaire and a reduction in the gross amount of unrealized losses which totaled $266.5 million at December 31, 2022 compared to a gross unrealized loss of $245.0 million at June 30, 2023. Offsetting these increases, the Company also had sales and runoff from the portfolio in the first six months of 2023. While bond market volatility is expected to continue throughout 2023, the Company will continue to look to opportunistically shrink the size of the securities portfolio to increase liquidity and optimize profitability.

Total customer deposits (excluding brokered time deposits) were $4.25 billion at June 30, 2023, compared to $4.31 billion at March 31, 2023 and $3.42 billion at December 31, 2022. The increase from December was driven by $875.8 million in deposits assumed in the acquisition of Emclaire. Competition for deposits remains high and the Company expects this will continue to place pressure on funding costs and deposit volumes.

Total stockholders’ equity was $367.0 million at June 30, 2023 compared to $374.6 million at March 31, 2023, and $292.3 million at December 31, 2022. The increase since December is primarily due to the acquisition of Emclaire and an increase in retained earnings along with a decrease in the loss from accumulated other comprehensive income offset by increased treasury stock activity. The Company repurchased 850,799 shares of its common stock during the first quarter of 2023 but did not repurchase any shares during the second quarter. The accumulated other comprehensive loss has declined $17.0 million between December 31, 2022 and June 30, 2023 as market rates declined during the first half of 2023 and pricing on available for sale securities improved.

Liquidity

The Company continues to monitor its deposit base and balance sheet composition as well as its access to other sources of liquidity. At June 30, 2023, the Company’s loan to deposit ratio was 73.9% and the Company’s average deposit balance per account was $27,539. In addition, the Company’s ratio of uninsured deposits (excluding collateralized deposits) is approximately 15.0% which remains significantly lower than the banking institutions that failed in the first quarter of 2023.

The Company has access to an additional $707.8 million of FHLB borrowing capacity at June 30, 2023 along with $290.0 million of available for sale securities that are not pledged. With a deep and diverse deposit base and access to a large amount of additional funding capacity, the Company is well positioned to navigate the current banking landscape.

Credit Quality

The provision for credit losses and unfunded commitments was $25,000 for the second quarter of 2023 compared to $616,000 for the second quarter of 2022. Annualized net charge-offs as a percentage of average loans was 0.10% for the three months ended June 30, 2023, compared to 0.01% for the same period in 2022. The allowance for credit losses to total loans was 1.11% at June 30, 2023 compared to 1.14% at March 31, 2023, and 1.12% at December 31, 2022.

Non-performing loans (NPLs) were $18.0 million at June 30, 2023 compared to $18.0 million at March 31, 2023, and $14.8 million at December 31, 2022. The increase since December was primarily due to the addition of Emclaire. The NPL to loans ratio was 0.57% at June 30, 2023 compared to 0.57% at March 31, 2023 and 0.62% at December 31, 2022. Non-performing assets to assets was 0.36% at June 30, 2023, compared to 0.35% at March 31, 2023, and 0.36% at December 31, 2022. Early stage delinquencies, defined as 30-89 days delinquent, were $12.3 million, or 0.39% of total loans, at June 30, 2023, compared to $9.6 million, or 0.40% of total loans, at December 31, 2022.

Net Interest Income

The Company recorded net interest income of $34.6 million in the second quarter of 2023 compared to $31.7 million for the second quarter of 2022. The Company had more earning assets in 2023 due to the acquisition of Emclaire but this was partially offset by a decline of 33 basis point in the net interest margin. The net interest margin was 2.92% for the second quarter of 2023 compared to 3.07% in the first quarter of 2023 and 3.25% for the second quarter of 2022. The decline in net interest margin between the second quarter of 2023 and the second quarter of 2022 was due to increases in funding costs outstripping the increase in yields on earning assets. This increase in funding costs has been due to the rapid increase in deposit rates due to intense competition for deposits, the continued Federal Reserve rate hiking cycle, and runoff of deposit balances which are being replaced by more costly wholesale funding. Excluding the impact of acquisition marks and related accretion and PPP interest and fees, the net interest margin (non-GAAP) for the second quarter of 2023 was 2.68% compared to 2.86% for the first quarter of 2023 and 3.16% for the second quarter of 2022.

Noninterest Income

Noninterest income totaled $9.4 million for the three months ended June 30, 2023, compared to $9.5 million for the three months ended June 30, 2022. Service charges on deposit accounts have increased by $362,000 in the second quarter of 2023 compared to the second quarter of 2022. The increase is primarily due to the acquisition of Emclaire. Bank owned life insurance income, other mortgage banking fee income and debit card income have also increased in the second quarter of 2023 compared to the second quarter of 2022 due to the Emclaire acquisition. Insurance agency commissions are up $246,000 in the second quarter of 2023 compared to the second quarter of 2022 as growth in the insurance business and increased annuity sales have bolstered income. Investment commissions are down slightly for the quarter ended June 30, 2023 compared to the quarter ended June 30, 2022, as customers have been more interested in the annuities mentioned above as opposed to traditional investment products. Net gains on the sale of loans have increased but are still sluggish due to the high level of interest rates and lack of loan volume. Other noninterest income has declined by $1.3 million for the quarter ending June 30, 2023 compared to the second quarter of 2022. This decrease is primarily due to a decline in the income associated with the Company’s investments in SBA/SBIC funds. The performance of these funds in 2022 was much better than had been experienced historically and 2023 has returned to more normal levels of profitability.

Noninterest Expense

Noninterest expense was $26.4 million for the three months ended June 30, 2023, compared to $21.5 million for the three months ended June 30, 2022. The increase in expense is primarily due to the acquisition of Emclaire. Salaries and employee benefits increased $2.6 million to $13.6 million in the second quarter of 2023 compared to the same period in 2022. The acquisition of Emclaire along with normal raise activity were the primary reasons for the increase. Occupancy and equipment expense increased primarily due to the acquisition. FDIC and state and local taxes increased due to the acquisition and the increase in the rate paid for FDIC insurance in 2023. Intangible amortization expense increased due to the acquisition and due to some acceleration of the core deposit intangible recorded in the Cortland Bancorp acquisition in 2021. The Company recorded an additional $359,000 of intangible amortization in the second quarter of 2023 related to the Cortland acquisition. Merger related costs were $442,000 for the second quarter of 2023 compared to $674,000 in the second quarter of 2022.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $5.1 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 65 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver, Butler, Allegheny, Jefferson, Clarion, Venango, Clearfield, Mercer, Elk and Crawford Counties in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at June 30, 2023 are $3.2 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and certain items, return on average assets excluding merger costs and certain items, return on average equity excluding merger costs and certain items, net interest margin excluding acquisition marks and related accretion and PPP interest and fees and efficiency ratio less certain items, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Cautionary Statements Regarding Forward-Looking Statements

We make statements in this news release and our related investor conference call, and we may from time to time make other statements, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in certain forward-looking statements include significant changes in near-term local, regional, and U.S. economic conditions including those resulting from continued high rates of inflation, tightening monetary policy of the Board of Governors of the Federal Reserve, and possibility of a recession; Farmers’ failure to integrate Emclaire with Farmers in accordance with expectations; deviations from performance expectations related to Emclaire; continuing impacts from the length and extent of the economic impacts of the COVID-19 pandemic; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,	Percent
	2023	2023	2022	2022	2022	2023	2022	Change
Total interest income	$52,804	$51,233	$38,111	$36,410	$34,286	$104,037	$67,565	54.0%
Total interest expense	18,226	14,623	8,679	4,629	2,575	32,849	4,612	612.3%

Net interest income	34,578	36,610	29,432	31,781	31,711	71,188	62,953	13.1%
Provision (credit) for credit losses	25	8,599	416	448	616	8,624	258	3242.6%
Noninterest income	9,449	10,425	8,200	8,827	9,477	19,874	27,175	-26.9%
Acquisition related costs	442	4,313	584	872	674	4,755	2,614	81.9%
Other expense	25,944	26,409	20,511	20,527	20,787	52,353	49,303	6.2%

Income before income taxes	17,616	7,714	16,121	18,761	19,111	25,330	37,953	-33.3%
Income taxes	2,650	639	2,765	3,315	3,160	3,289	6,158	-46.6%

Net income	$14,966	$7,075	$13,356	$15,446	$15,951	$22,041	$31,795	-30.7%

Average diluted shares outstanding	37,320	37,933	33,962	33,932	33,923	37,624	33,927
Basic earnings per share	0.40	0.19	0.39	0.46	0.47	0.59	0.94
Diluted earnings per share	0.40	0.19	0.39	0.46	0.47	0.59	0.94
Cash dividends per share	0.17	0.17	0.17	0.16	0.16	0.34	0.32
Performance Ratios
Net Interest Margin (Annualized)	2.92%	3.07%	2.99%	3.21%	3.25%	3.00%	3.25%
Efficiency Ratio (Tax equivalent basis)	56.28%	62.53%	52.59%	50.55%	49.95%	59.50%	55.56%
Return on Average Assets (Annualized)	1.18%	0.56%	1.31%	1.48%	1.54%	0.87%	1.53%
Return on Average Equity (Annualized)	16.12%	7.71%	20.16%	18.71%	17.97%	11.94%	15.67%
Dividends to Net Income	42.54%	90.50%	43.10%	35.06%	33.95%	58.09%	34.07%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.23%	0.58%	1.34%	1.52%	1.57%	0.90%	1.56%
Return on Average Tangible Equity	33.55%	16.31%	32.81%	27.06%	25.23%	25.05%	20.96%

Consolidated Statements of Financial Condition

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
	2023	2023	2022	2022	2022
Assets
Cash and cash equivalents	$116,063	$128,001	$75,551	$79,981	$65,458
Securities available for sale	1,316,878	1,355,449	1,268,025	1,295,133	1,361,682
Other investments	44,975	39,670	33,444	34,399	34,451

Loans held for sale	2,197	1,703	858	2,142	2,714
Loans	3,155,200	3,152,339	2,404,750	2,399,981	2,374,485
Less allowance for credit losses	34,957	36,011	26,978	27,282	27,454

Net Loans	3,120,243	3,116,328	2,377,772	2,372,699	2,347,031

Other assets	473,098	468,735	326,550	335,668	303,028

Total Assets	$5,073,454	$5,109,886	$4,082,200	$4,120,022	$4,114,364

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$1,084,232	$1,106,870	$896,957	$934,638	$983,713
Interest-bearing	3,165,381	3,207,121	2,526,760	2,590,054	2,586,829
Brokered time deposits	21,135	82,169	138,051	42,459	54,996

Total deposits	4,270,748	4,396,160	3,561,768	3,567,151	3,625,538
Other interest-bearing liabilities	388,437	292,324	183,211	243,098	137,985
Other liabilities	47,278	46,760	44,926	44,154	29,392

Total liabilities	4,706,463	4,735,244	3,789,905	3,854,403	3,792,915
Stockholders’ Equity	366,991	374,642	292,295	265,619	321,449

Total Liabilities and Stockholders’ Equity	$5,073,454	$5,109,886	$4,082,200	$4,120,022	$4,114,364

Period-end shares outstanding	37,457	37,439	34,055	34,060	34,032
Book value per share	$9.80	$10.01	$8.58	$7.80	$9.45
Tangible book value per share (Non-GAAP)*	4.67	4.84	5.60	4.79	6.46

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (a)	10.39%	10.04%	13.71%	13.36%	13.30%
Total Risk Based Capital Ratio (a)	13.94%	13.60%	17.79%	17.44%	17.46%
Tier 1 Risk Based Capital Ratio (a)	10.89%	10.54%	14.32%	13.97%	13.92%
Tier 1 Leverage Ratio (a)	7.68%	7.43%	9.84%	10.24%	9.56%
Equity to Asset Ratio	7.23%	7.33%	7.16%	6.45%	7.81%
Tangible Common Equity Ratio (b)	3.58%	3.69%	4.79%	4.06%	5.47%
Net Loans to Assets	61.50%	60.99%	58.25%	57.59%	57.04%
Loans to Deposits	73.88%	71.71%	67.52%	67.28%	65.49%
Asset Quality
Non-performing loans	$17,956	$17,959	$14,803	$12,976	$14,107
Non-performing assets	18,167	18,053	14,876	13,042	14,107
Loans 30 - 89 days delinquent	12,321	10,219	9,605	6,659	8,716
Charged-off loans	971	469	754	783	177
Recoveries	172	198	184	178	135
Net Charge-offs	799	271	570	605	42
Annualized Net Charge-offs to Average Net Loans	0.10%	0.03%	0.10%	0.10%	0.01%
Allowance for Credit Losses to Total Loans	1.11%	1.14%	1.12%	1.14%	1.16%
Non-performing Loans to Total Loans	0.57%	0.57%	0.62%	0.54%	0.59%
Allowance to Non-performing Loans	194.68%	200.52%	182.25%	210.25%	194.61%
Non-performing Assets to Total Assets	0.36%	0.35%	0.36%	0.32%	0.34%

(a)	June 30, 2023 ratio is estimated
(b)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
End of Period Loan Balances	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Commercial real estate	$1,284,974	$1,286,830	$1,028,050	$1,028,484	$1,040,243
Commercial	362,664	361,845	293,643	296,932	285,981
Residential real estate	849,533	853,074	475,791	474,014	464,489
HELOC	138,535	137,319	132,179	132,267	129,392
Consumer	260,326	260,596	221,260	222,706	218,219
Agricultural loans	250,807	244,938	246,937	239,081	230,477

Total, excluding net deferred loan costs	$3,146,839	$3,144,602	$2,397,860	$2,393,484	$2,368,801

	For the Three Months Ended
End of Period Customer Deposit Balances	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022
Noninterest-bearing demand	$1,084,232	$1,106,870	$896,957	$934,638	$983,713
Interest-bearing demand	1,383,326	1,473,001	1,224,884	1,399,227	1,416,129
Money market	610,051	599,037	435,369	393,005	372,723
Savings	511,642	535,321	441,978	460,709	455,555
Certificate of deposit	660,362	599,762	424,529	337,113	342,422

Total customer deposits	$4,249,613	$4,313,991	$3,423,717	$3,524,692	$3,570,542

	For the Three Months Ended					For the Six Months Ended
Noninterest Income	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Service charges on deposit accounts	$1,501	$1,432	$1,203	$1,229	$1,139	$2,933	$2,284
Bank owned life insurance income, including death benefits	584	547	590	406	405	1,131	814
Trust fees	2,248	2,587	2,373	2,370	2,376	4,835	4,895
Insurance agency commissions	1,332	1,456	1,133	1,136	1,086	2,788	2,133
Security gains (losses), including fair value changes for equity securities	13	121	(366)	(17)	(60)	134	(71)
Retirement plan consulting fees	382	307	337	332	323	689	720
Investment commissions	476	393	508	424	557	869	1,251
Net gains on sale of loans	406	310	242	326	365	716	1,494
Other mortgage banking fee income (loss), net	234	153	98	94	39	387	99
Debit card and EFT fees	1,810	1,789	1,407	1,463	1,528	3,599	2,944
Other noninterest income	463	1,330	675	1,064	1,719	1,793	10,612

Total Noninterest Income	$9,449	$10,425	$8,200	$8,827	$9,477	$19,874	$27,175

	For the Three Months Ended					For the Six Months Ended
Noninterest Expense	June 30, 2023	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	June 30, 2023	June 30, 2022
Salaries and employee benefits	$13,625	$14,645	$11,385	$10,724	$11,073	$28,270	$22,904
Occupancy and equipment	3,859	3,869	2,753	3,028	2,918	7,728	5,598
FDIC insurance and state and local taxes	1,494	1,222	1,010	1,017	979	2,716	1,924
Professional fees	1,190	1,114	938	985	1,056	2,304	4,191
Merger related costs	442	4,313	584	872	674	4,755	2,614
Advertising	478	409	472	596	487	887	879
Intangible amortization	1,222	909	702	432	419	2,131	839
Core processing charges	1,144	1,164	742	738	1,123	2,308	1,868
Other noninterest expenses	2,932	3,077	2,509	3,007	2,732	6,009	11,100

Total Noninterest Expense	$26,386	$30,722	$21,095	$21,399	$21,461	$57,108	$51,917

Business Combination

Consideration
Cash	$33,440
Stock	59,202

Fair value of total consideration transferred	$92,642

Fair value of assets acquired
Cash and cash equivalents	$20,265
Securities available for sale	126,970
Other investments	7,795
Loans, net	740,659
Premises and equipment	16,103
Bank owned life insurance	22,485
Core deposit intangible	19,249
Current and deferred taxes	17,246
Other assets	6,387

Total assets acquired	977,159
Fair value of liabilities assumed
Deposits	875,813
Short-term borrowings	75,000
Accrued interest payable and other liabilities	7,104

Total liabilities	957,917

Net assets acquired	$19,242
Goodwill created	73,400

Total net assets acquired	$92,642

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended			Three Months Ended
	June 30, 2023			June 30, 2022
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,144,461	$42,422	5.40%	$2,337,251	$25,792	4.41%
Taxable securities	1,157,284	6,654	2.30	1,100,538	5,223	1.90
Tax-exempt securities (2)	415,003	3,278	3.16	474,034	3,832	3.23
Other investments	41,361	594	5.74	34,030	216	2.54
Federal funds sold and other	72,801	551	3.03	69,532	95	0.55

Total earning assets	4,830,910	53,499	4.43	4,015,385	35,158	3.50
Nonearning assets	225,131			140,334

Total assets	$5,056,041			$4,155,719

INTEREST-BEARING LIABILITIES
Time deposits	$646,782	$4,525	2.80%	$354,692	$552	0.62%
Brokered time deposits	59,402	686	4.62	45,767	49	0.43
Savings deposits	1,133,371	2,402	0.85	837,726	141	0.07
Demand deposits - interest bearing	1,428,409	6,878	1.93	1,430,273	909	0.25
Short term borrowings	213,549	2,727	5.11	42,527	97	0.91
Long term borrowings	88,382	1,008	4.56	87,914	827	3.76

Total interest-bearing liabilities	$3,569,895	18,226	2.04	$2,798,899	2,575	0.37

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	1,067,605			972,174
Other liabilities	47,120			29,665
Stockholders’ equity	371,421			354,981

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,056,041			$4,155,719

Net interest income and interest rate spread		$35,273	2.39%		$32,583	3.13%

Net interest margin			2.92%			3.25%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2023, adjustments of $91 thousand and $604 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2022, adjustments of $78 thousand and $794 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Six Months Ended			Six Months Ended
	June 30, 2023			June 30, 2022
	AVERAGE		YIELD/	AVERAGE		YIELD/
	BALANCE	INTEREST (1)	RATE (1)	BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$3,140,500	$83,365	5.31%	$2,326,392	$51,438	4.42%
Taxable securities	1,164,400	13,204	2.27	1,054,506	9,810	1.86
Tax-exempt securities (2)	426,743	6,797	3.19	467,947	7,559	3.23
Other investments	38,976	970	4.98	32,584	346	2.12
Federal funds sold and other	77,870	1,161	2.98	93,591	143	0.31

Total earning assets	4,848,489	105,497	4.35	3,975,020	69,296	3.49
Nonearning assets	221,955			192,085

Total assets	$5,070,444			$4,167,105

INTEREST-BEARING LIABILITIES
Time deposits	$618,637	$7,864	2.54%	$366,617	$1,196	0.65%
Brokered time deposits	144,747	3,007	4.15	30,745	64	0.42
Savings deposits	1,143,539	4,356	0.76	840,533	308	0.07
Demand deposits - interest bearing	1,423,211	11,971	1.68	1,420,957	1,327	0.19
Short term borrowings	147,436	3,648	4.95	22,486	98	0.87
Long term borrowings	88,326	2,003	4.54	87,856	1,619	3.69

Total interest-bearing liabilities	$3,565,896	32,849	1.84	$2,769,194	4,612	0.33
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$1,087,403			$964,380
Other liabilities	47,996			27,842
Stockholders’ equity	369,149			405,689

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,070,444			$4,167,105

Net interest income and interest rate spread		$72,648	2.51%		$64,684	3.16%

Net interest margin			3.00%			3.25%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2023, adjustments of $178 thousand and $1.3 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2022, adjustments of $162 thousand and $1.6 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Total Assets	$5,073,454	$5,109,886	$4,082,200	$4,120,022	$4,114,364	$5,073,454	$4,114,364
Less Goodwill and other intangibles	192,052	193,273	101,666	102,368	101,767	192,052	101,767

Tangible Assets	$4,881,402	$4,916,613	$3,980,534	$4,017,654	$4,012,597	$4,881,402	$4,012,597

Average Assets	5,070,444	5,085,009	4,080,497	4,164,855	4,155,719	5,070,444	4,167,105
Less average Goodwill and other intangibles	192,972	193,368	102,126	101,981	102,042	193,169	102,251

Average Tangible Assets	$4,877,472	$4,891,641	$3,978,371	$4,062,874	$4,053,677	$4,877,275	$4,064,854

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity
	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Stockholders’ Equity	$366,991	$374,642	$292,295	$265,619	$321,449	$366,991	$321,449
Less Goodwill and other intangibles	192,052	193,273	101,666	102,368	101,767	192,052	101,767

Tangible Common Equity	$174,939	$181,369	$190,629	$163,251	$219,682	$174,939	$219,682

Average Stockholders’ Equity	371,421	366,851	264,939	330,300	354,981	369,149	405,689
Less average Goodwill and other intangibles	192,972	193,368	102,126	101,981	102,042	193,169	102,251

Average Tangible Common Equity	$178,449	$173,483	$162,813	$228,319	$252,939	$175,980	$303,438

Reconciliation of Net Income, Less Merger and Certain Items
	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Net income	$14,966	$7,075	$13,356	$15,446	$15,951	$22,041	$31,795
Acquisition related costs - after tax	354	3,449	475	711	564	3,803	2,104
Acquisition related provision - after tax	0	6,077	0	0	0	6,077	0
Lawsuit settlement income - after tax	0	0	0	0	0	0	(6,616)
Lawsuit settlement contingent legal expense - after tax	0	0	0	0	0	0	1,639
Charitable donation - after tax	0	0	0	0	0	0	4,740
Net loss (gain) on asset/security sales - after tax	(5)	(72)	268	4	(25)	(77)	72

Net income - Adjusted	$15,315	$16,529	$14,099	$16,161	$16,490	$31,844	$33,734

Diluted EPS excluding merger and one-time items	$0.41	$0.44	$0.42	$0.48	$0.49	$0.85	$0.99

Return on Average Assets excluding merger and certain items (Annualized)	1.21%	1.30%	1.36%	1.55%	1.59%	1.26%	1.62%
Return on Average Equity excluding merger and certain items (Annualized)	16.49%	18.02%	21.29%	19.57%	18.58%	17.25%	16.63%
Return on Average Tangible Equity excluding acquisition costs and certain items (Annualized)	34.33%	38.11%	34.64%	28.31%	26.08%	36.19%	22.23%

Efficiency ratio excluding certain items
	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Net interest income, tax equated	$35,273	$37,374	$30,212	$32,636	$32,583	$72,648	$64,684
Noninterest income	9,449	10,425	8,200	8,827	9,477	19,874	27,175
Legal settlement income	0	0	0	0	0	0	(8,375)
Net loss (gain) on asset/security sales	(6)	(91)	338	6	(32)	(97)	91
Net interest income and noninterest income adjusted	44,716	47,708	38,750	41,469	42,028	92,425	83,575
Noninterest expense less intangible amortization	25,163	29,813	20,393	20,967	21,042	54,976	51,078
Charitable donation	0	0	0	0	0	0	6,000
Contingent legal settlement expense	0	0	0	0	0	0	2,075
Acquisition related costs	442	4,313	584	872	674	4,755	2,614

Noninterest income adjusted	24,721	25,500	19,809	20,095	20,368	50,221	40,389

Efficiency ratio excluding one-time items	55.28%	53.45%	51.12%	48.46%	48.46%	54.34%	48.33%

Net interest margin excluding acquisition marks and PPP interest and fees
	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
	2023	2023	2022	2022	2022	2023	2022
Net interest income, tax equated	$35,273	$37,374	$30,212	$32,636	$32,583	$72,648	$64,684
Acquisition marks	2,884	2,628	174	215	349	5,512	1,338
PPP interest and fees	3	0	10	62	634	3	1,320

Adjusted and annualized net interest income	129,544	138,984	120,112	129,436	126,400	134,266	124,052

Average earning assets	4,830,910	4,866,263	4,047,343	4,065,085	4,015,385	4,848,489	3,975,020

Less PPP average balances	277	310	485	1,586	16,019	271	22,972

Adjusted average earning assets	4,830,633	4,865,953	4,046,858	4,063,499	3,999,366	4,848,218	3,952,048

Net interest margin excluding marks and PPP interest and fees	2.68%	2.86%	2.97%	3.19%	3.16%	2.77%	3.14%